Exhibit 99.1

JULY 2003

Fannie Mae’s summary of monthly business volumes, delinquency rates, and interest rate risk measures reflect the company’s continued record of disciplined growth.

HIGHLIGHTS FOR JULY INCLUDE:

•	Total business volume rose to $144.1 billion, the highest on record, from $142.4 billion in June.

•	Purchases for the mortgage portfolio rose to a record $72.4 billion, up 76 percent from last month.

•	Mortgage portfolio growth surged to a 41.1 percent annualized rate, even as liquidations rose to an annualized rate of 70.3 percent.

•	Retained commitments hit a record for the third consecutive month, rising to $77.7 billion. Outstanding portfolio commitments rose to $139.0 billion from $134.6 billion at the end of June. These commitments should result in strong portfolio growth in future months.

•	The conventional single-family delinquency rate rose one basis point to 0.56 percent. The multifamily delinquency rate fell two basis points to 0.13 percent.

•	The duration gap on Fannie Mae’s mortgage portfolio averaged a positive six months during July.

     NOTE: A further discussion of this month’s financial data is attached.

BUSINESS BALANCES AND GROWTH ($ in Millions)

	Mortgage Portfolio, Gross 1/		Outstanding MBS 2/		Book of Business

	End Balance	Growth Rate 3/	End Balance	Growth Rate 3/	End Balance	Growth Rate 3/

August 2002	$746,101	5.1%	$974,021	18.8%	$1,720,122	12.6%
September 2002	751,423	8.9%	990,393	22.1%	1,741,816	16.2%
October 2002	751,347	-0.1%	1,018,303	39.6%	1,769,650	21.0%
November 2002	760,759	16.1%	1,019,031	.9%	1,779,790	7.1%
December 2002	790,800	59.2%	1,029,456	13.0%	1,820,256	31.0%

YTD 2002	$790,800	11.9%	$1,029,456	19.9%	$1,820,256	16.4%

January 2003	$810,609	34.6%	$1,047,903	23.8%	$1,858,512	28.3%
February 2003	816,747	9.5%	1,073,564	33.7%	1,890,311	22.6%
March 2003	815,964	-1.1%	1,107,520	45.3%	1,923,484	23.2%
April 2003	817,894	2.9%	1,156,205	67.6%	1,974,099	36.6%
May 2003	815,560	-3.4%	1,186,128	35.9%	2,001,688	18.1%
June 2003	812,467	-4.5%	1,237,461	66.3%	2,049,928	33.1%
July 2003	836,104	41.1%	1,248,869	11.6%	2,084,973	22.6%

YTD 2003	$836,104	10.0%	$1,248,869	39.3%	$2,084,973	26.2%

BUSINESS VOLUMES ($ in Millions)

	MBS

			Total	Fannie Mae	MBS Issues
	Single-family	Multifamily	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues	Issues	Issues 4/	Purchases 5/	by Others	Purchases	Volume

August 2002	$49,941	$548	$50,489	$14,447	$36,042	$23,123	$59,165
September 2002	63,426	597	64,023	19,204	44,819	33,518	78,338
October 2002	80,624	699	81,323	19,043	62,280	32,853	95,132
November 2002	80,375	951	81,326	33,535	47,791	47,807	95,599
December 2002	94,054	3,777	97,831	51,947	45,884	67,891	113,775

YTD 2002	$710,961	$12,336	$723,299	$245,039	$478,260	$370,641	$848,901

January 2003	$105,256	$1,390	$106,646	$42,858	$63,788	$57,281	$121,069
February 2003	92,720	465	93,185	27,530	65,655	40,420	106,075
March 2003	92,023	719	92,742	18,252	74,490	34,304	108,794
April 2003	120,976	667	121,643	25,648	95,995	43,028	139,024
May 2003	107,447	989	108,436	23,180	85,256	43,749	129,005
June 2003	121,457	1,449	122,906	21,655	101,251	41,183	142,434
July 2003	118,545	1,420	119,965	48,266	71,699	72,447	144,146

YTD 2003	$758,424	$7,099	$765,523	$207,389	$558,134	$332,411	$890,545

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions)

		Purchases
						Mortgage
	Retained	Single-		Total		Portfolio
	Commitments	family	Multifamily	Purchases	Net Yield 6/	Sales

August 2002	$41,263	$22,650	$473	$23,123	5.97%	$2
September 2002	57,039	33,112	406	33,518	5.75%	1,383
October 2002	67,342	32,297	556	32,853	5.61%	951
November 2002	52,766	47,131	676	47,807	5.52%	142
December 2002	29,214	66,703	1,188	67,891	5.42%	293

YTD 2002	$388,059	$363,149	$7,492	$370,641	5.92%	$9,582

January 2003	$25,097	$56,402	$879	S 57,281	5.44%	60
February 2003	51,238	39,814	606	40,420	5.32%	780
March 2003	39,548	33,621	683	34,304	5.20%	431
April 2003	41,427	42,395	633	43,028	5.20%	646
May 2003	73,784	42,795	954	43,749	5.12%	1,894
June 2003	75,515	40,306	877	41,182	4.96%	2,885
July 2003	77,679	70,246	2,201	72,447	4.86%	513

YTD 2003	$384,288	$325,578	$6,833	$332,411	5.14%	$7,209

1/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $530 billion of Fannie Mae MBS as of July 31, 2003.
2/	MBS held by investors other than Fannie Mae’s portfolio.
3/	Growth rates are compounded.
4/	Excludes MBS issued from Fannie Mae’s portfolio, which was $2,047 million in July 2003.
5/	Included in total portfolio purchases.
6/	Yields shown on a taxable-equivalent basis.

LIQUIDATIONS ($ in Millions)

	Mortgage Portfolio		Outstanding MBS
	Liquidations		Liquidations

	Amount	Annual Rate	Amount	Annual Rate

August 2002	$20,059	32.33%	$22,137	21.47%
September 2002	26,824	42.99%	29,797	36.40%
October 2002	31,990	51.09%	35,321	42.20%
November 2002	38,265	60.73%	47,184	55.58%
December 2002	37,569	58.11%	42,714	50.04%

YTD 2002	$277,419	37.35%	$324,177	34.37%

January 2003	$37,423	56.09%	$45,343	52.38%
February 2003	33,517	49.43%	40,771	46.12%
March 2003	34,668	50.96%	40,915	45.02%
April 2003	40,465	59.44%	47,956	50.84%
May 2003	44,203	64.95%	57,226	58.64%
June 2003	41,279	60.85%	52,607	52.09%
July 2003	48,309	70.33%	60,611	58.51%

YTD 2003	$279,864	58.90%	$345,429	52.13%

DELINQUENCY RATES

	Single-family Conventional 1/

	Non-Credit	Credit		Multifamily
	Enhancement 2/	Enhancement 3/	Total 4/	Total 5/

August 2002	0.28%	1.07%	0.51%	0.10%
September 2002	0.29%	1.12%	0.53%	0.08%
October 2002	0.29%	1.16%	0.53%	0.08%
November 2002	0.30%	1.24%	0.56%	0.10%
December 2002	0.31%	1.29%	0.57%	0.05%
January 2003	0.32%	1.34%	0.59%	0.03%
February 2003	0.31%	1.36%	0.59%	0.06%
March 2003	0.30%	1.34%	0.57%	0.09%
April 2003	0.29%	1.34%	0.56%	0.09%
May 2003	0.29%	1.38%	0.55%	0.15%
June 2003	0.29%	1.42%	0.56%	0.13%

AVERAGE INVESTMENT BALANCES ($ in Millions)

	Net	Liquid	Total Net
	Mortgages	Investments	Investments

August 2002	$737,600	$62,434	$800,034
September 2002	742,119	63,856	805,975
October 2002	746,529	64,923	811,452
November 2002	749,432	76,959	826,391
December 2002	773,717	85,206	858,923

YTD 2002	$735,943	$68,658	$804,601

January 2003	$794,278	$75,849	$870,127
February 2003	808,377	63,706	872,083
March 2003	811,757	61,851	873,608
April 2003	809,928	75,874	885,804
May 2003	806,511	83,895	890,406
June 2003	808,205	86,136	894,341
July 2003	813,728	82,011	895,739

YTD 2003	$807,541	$75,617	$883,158

INTEREST RATE RISK DISCLOSURES

		Rate Level Shock (50bp) 7/		Rate Slope Shock (25bp) 7/

	Effective	1 Year Portfolio	4 Year Portfolio	1 Year Portfolio	4 Year Portfolio
	Duration Gap 6/	Net Interest	Net Interest	Net Interest	Net Interest
	(in months)	Income at Risk	Income at Risk	Income at Risk	Income at Risk

August 2002	-14	6.5%	6.7%	6.7%	8.2%
September 2002	-10	4.4%	3.9%	5.3%	6.4%
October 2002	-6	2.7%	2.0%	6.0%	7.5%
November 2002	2	6.3%	4.9%	3.5%	5.9%
December 2002	-5	0.6%	1.6%	4.7%	6.6%
January 2003	-3	2.9%	3.8%	3.5%	5.7%
February 2003	-5	3.6%	1.3%	4.9%	6.8%
March 2003	-2	1.7%	2.8%	4.4%	6.7%
April 2003	-2	2.1%	2.5%	4.6%	6.5%
May 2003	-5	0.7%	2.2%	5.3%	7.1%
June 2003	-1	2.1%	6.6%	3.9%	5.9%
July 2003	6	9.3%	8.7%	1.9%	2.9%

1/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
2/	Loans without primary mortgage insurance or any credit enhancements.
3/	Loans with primary mortgage insurance and other credit enhancements.
4/	Total of single-family non-credit enhanced and credit enhanced loans.
5/	Includes loans two or more months delinquent as a percent of loan dollars and includes the total credit book of business.
6/	Effective January 2003, the duration gap is a weighted average for the month. Prior to 2003, the duration gap was calculated on the last day of the month.
7/	Expresses projected core net interest income under the more adverse of the interest rate and yield curve scenarios as a percentage of projected net interest income without the rate shocks.

The information presented in this report is unaudited and includes, in the opinion of management, all adjustments (consisting of normally recurring accruals) necessary for a fair presentation. The data should be read in conjunction with audited financial statements and notes to financial statements that are available from the corporation. For more information regarding Fannie Mae, or for a more detailed quarterly report on Fannie Mae’s activity, please visit www.fanniemae.com or contact us at (202) 752-7115.

Statement by Jayne Shontell, Senior Vice President for Investor Relations
On July 2003 Financial Data

As the results of Fannie Mae’s Monthly Summary for July demonstrate, the company’s disciplined growth strategies resulted in solid business performance in a period of historic volatility, which included the largest change in mortgage rates over the course of one month since 1987.

Highlights for the month included record business volume, record commitments to purchase mortgages, exceptionally strong annualized portfolio growth, and a duration gap within the company’s preferred range.

Total business volume rose to $144.1 billion in July compared with $142.4 billion in June. In contrast to prior months, July’s business volumes were split evenly between mortgage-backed security issues and purchases for portfolio. Record July mortgage purchases of $72.4 billion more than offset $48.3 billion of liquidations, causing Fannie Mae’s portfolio to increase to $836.1 billion from $812.5 billion at the end of June, an annualized growth rate of 41.1 percent.

Mortgage commitments increased to $77.7 billion in July from $75.5 billion in June, as extreme movements in interest rates resulted in favorable mortgage-to-debt spreads and increased selling of existing mortgage product. The company expects July’s retained commitments, coupled with the continued high level of commitments outstanding, to have a substantial positive impact on portfolio growth during the next several months.

Fannie Mae continued to benefit from its adherence to the financial discipline objectives detailed in its second quarter earnings press release and conference call.

The company discloses on a monthly basis five distinct measures that it uses to determine appropriate strategies for managing the portfolio’s interest rate risk. Despite historic levels of interest rate volatility Fannie Mae’s duration gap, at +6 months, remained within the company’s preferred range. The company’s two measures of net interest income at risk used to gauge the effect of shocks in the slope of the yield curve improved in July. The net interest income at risk measures that gauge the impacts over 1- and 4-year time frames of shocks to the level of interest rates worsened, as would be expected given the 114 basis point rise in 10-year swap rates during the month. The July interest rate risk measures do not reflect the impacts of either portfolio actions taken or declines in market interest rates since the month end.

The overall strength of Fannie Mae’s financial data for July demonstrates the company’s ability and capacity –even in historically volatile periods—to achieve the objectives of its mission by providing both liquidity and a stabilizing presence in the markets we serve.

Voluntary Initiatives Disclosure
July 2003

INTEREST RATE RISK

		Rate Level Shock (50bp)		Rate Slope Shock (25bp)

	Effective	1 Year Portfolio	4 Year Portfolio	1 Year Portfolio	4 Year Portfolio
	Duration Gap	Net Interest	Net Interest	Net Interest	Net Interest
	(in months)	Income at Risk	Income at Risk	Income at Risk	Income at Risk

2000
1st Qtr	5	0.1%	4.3%	1.0%	3.0%
2nd Qtr	4	0.6%	4.8%	1.0%	3.0%
3rd Qtr	2	0.8%	4.3%	1.0%	3.1%
4th Qtr	-3	0.5%	2.0%	3.0%	4.3%

2001
1st Qtr	1	3.8%	3.2%	3.1%	4.7%
2nd Qtr	5	1.7%	4.4%	0.9%	2.0%
3rd Qtr	-1	2.4%	3.6%	2.8%	4.0%
4th Qtr	5	5.1%	4.5%	2.4%	4.3%

2002
1st Qtr	5	3.8%	6.1%	1.0%	3.1%
2nd Qtr	-4	1.2%	2.4%	3.0%	5.7%
3rd Qtr	-10	4.4%	3.9%	5.3%	6.4%
4th Qtr	-5	0.6%	1.6%	4.7%	6.6%

2003
January	-3	2.9%	3.8%	3.5%	5.7%
February	-5	3.6%	1.3%	4.9%	6.8%
March	-2	1.7%	2.8%	4.4%	6.7%
April	-2	2.1%	2.5%	4.6%	6.5%
May	-5	0.7%	2.2%	5.3%	7.1%
June	-1	2.1%	6.6%	3.9%	5.9%
July `	6	9.3%	8.7%	1.9%	2.9%

•	Effective duration gap — measures the extent the effective duration of the portfolio’s assets and liabilities are matched. A positive duration gap indicates that the effective duration of our assets exceeds the effective duration of our liabilities by that amount, while a negative duration gap indicates the opposite.

Effective January 2003, the duration gap is a weighted average for the month. Prior to 2003, the duration gap was calculated on the last day of the month.

•	Net interest income at risk — compares Fannie Mae’s projected change in portfolio net interest income under the financially more adverse of a 50 basis point increase and decrease in interest rates. Fannie Mae also compares the expected change in portfolio net interest income for the more adverse of a 25 basis point decrease and increase in the slope of the yield curve. Both measurements are done for one-year and four-year periods.

A positive number indicates the percent by which net interest income could be reduced by the increased rate shock. A negative number would indicate the percent by which net interest income could be increased by the shock.

LIQUIDITY

Ratio of liquid to total assets	Ratio

December 31, 2000	8.2%
March 31, 2001	6.4%
June 30, 2001	8.0%
September 30, 2001	7.8%
December 31, 2001	9.5%
March 31, 2002	7.1%
June 30, 2002	7.8%
September 30, 2002	6.4%
December 31, 2002	6.9%
March 31, 2003	6.7%
June 30, 2003	7.5%

•	Fannie Mae will maintain at least three months of liquidity to ensure the company can meet all of its obligations in any period of time in which it does not have access to the debt markets. Fannie Mae also will comply with the Basel Committee on Banking Supervision’s fourteen principles for sound liquidity management.

•	To fulfill its liquidity commitment, Fannie Mae will maintain more than five percent of its on-balance sheet assets in high-quality, liquid, non-mortgage securities.

CREDIT RISK

	Before	After
Lifetime credit loss	credit	credit
sensitivity as of:	enhancements	enhancements

(Dollars in millions)
December 31, 2000	$1,065	$295
March 31, 2001	$1,061	$307
June 30, 2001	$1,045	$332
September 30, 2001	$1,349	$467
December 31, 2001	$1,332	$487
March 31, 2002	$1,285	$425
June 30, 2002	$1,361	$465
September 30, 2002	$1,738	$501
December 31, 2002	$1,838	$596
March 31, 2003 /1	$1,798	$635

•	Lifetime credit loss sensitivity measures the sensitivity of Fannie Mae’s expected future credit losses to an immediate five percent decline in home values for all single-family mortgages held in Fannie Mae’s retained portfolio and underlying guaranteed MBS.

•	Credit loss sensitivity is reported in present value terms and measures expected losses in two ways: before receipt of private mortgage insurance claims and any other credit enhancements and after receipt of expected mortgage insurance and other credit enhancements.

RISK-BASED CAPTIAL

	Risk-based	Total
Risk-based capital	Capital	Capital	Capital
stress test	Requirement	Held	Surplus

(Dollars in billions)
September 30, 2002	$21.440	$27.278	$5.838
December 31, 2002	17.434	28.871	11.437
March 31, 2003 1/	16.555	30.309	13.754

•	The risk-based capital standard became effective on September 13, 2002. The standard uses a stress test to determine the amount of total capital the company needs to hold in order to protect against credit and interest rate risk, and requires an additional 30 percent capital for management and operations risk. The higher of Fannie Mae’s risk-based or minimum capital standard is binding.

1 / Most recent data available.